UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Retention Agreements

On December 15, 2021, Cara Therapeutics, Inc. (the “Company”) entered into agreements (the “Retention Agreements”) providing for retention bonuses for Thomas Reilly, Chief Financial Officer, Frédérique Menzaghi, Ph.D., Chief Scientific Officer and Senior Vice President, Research and Development, Joana Goncalves, M.D., Chief Medical Officer, Scott Terrillion, General Counsel, Secretary and Chief Compliance Officer, and Richard Makara, Vice President, Head of Accounting & Controller (collectively, the “Named Executives”).

The Board of Directors of the Company approved these agreements in recognition of the Named Executives’ collective commitment to the Company demonstrated during the recent transition of the Company to its new chief executive officer, Christopher Posner, and to further incentivize the Named Executives to maintain this commitment over the next 18 months, during which time KORSUVA™ (difelikefalin) injection will be commercially launched in the United States for the treatment of moderate-to-severe pruritus associated with chronic kidney disease in adults undergoing hemodialysis, and the Company will continue the development of the oral formulation of KORSUVA in multiple indications.

For the cash retention bonuses (“Cash Retention Bonus”), each of the Named Executives will receive an aggregate payment equal to the Named Executive’s 2021 target bonus amount, or in the case of Mr. Makara, 85% of his 2021 target bonus. The bonus amounts are, for Mr. Reilly, $164,800, for each of Drs. Menzaghi and Goncalves, $186,000, for Mr. Terrillion, $169,600 and for Mr. Makara, $75,000. The amount of the bonus will be payable to each Named Executive in two equal installments, subject to each Named Executive’s continuous employment through such payment date: (1) the first installment will be paid on the next regularly-scheduled payroll date; and (2) the second installment will be paid on the first regularly-scheduled payroll date to occur after December 15, 2022. The Retention Agreements provide that in the event that such Named Executive’s employment is terminated without Cause or the Named Executive resigns for Good Reason (each as defined in the Company’s Severance Plan, as described below (the “Severance Plan”)) on or before December 15, 2022, then the Named Executive will remain eligible to receive the second installment of the Cash Retention Bonus, provided the Named Executive executes and delivers a general release to the Company.

For the RSU grants, on December 17, 2021, each of the Named Executives was granted RSUs covering shares of the Company’s common stock, with the number of RSUs having an aggregate grant date value equal to the Named Executive’s 2021 target bonus amount or, in the case of Mr. Makara, 85% of his 2021 target bonus (the “Retention RSUs”). The number of Retention RSUs was determined by dividing the Named Executive’s respective dollar amount by the average closing market price on the Nasdaq Global Market of the Company’s common stock over the 30 trading-day period ending five business days before the date of grant. The Retention RSUs will vest as follows: (1) 50% of the Retention RSUs will vest on December 15, 2022; and (2) the remaining 50% of the Retention RSUs will vest on June 15, 2023, subject to each Named Executive’s continued service with the Company through each such vesting date. In the event that a Named Executive’s employment is terminated by the Company with or without Cause or the Named Executive resigns for Good Reason (each, as defined in the Severance Plan) on or before December 15, 2022, the Retention RSUs will accelerate and vest in full, provided the Named Executive executes and delivers a general release to the Company.

The foregoing description of the Retention Agreements is not intended be complete descriptions of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the form of Retention Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Severance Plan

Also on December 15, 2021, the Company entered into participation agreements with each of Messrs. Reilly and Terrillion and Drs. Menzaghi and Goncalves with respect to a new severance plan (the “Severance Plan”).

The Severance Plan, which was approved by the Company’s Board of Directors upon the recommendation of the Compensation Committee, provides for certain severance benefits for an employee of the Company who (i) is the CEO or has been designated by the administrator to participate in the Severance Plan, (ii) has executed the Company’s standard confidentially and inventions assignment agreement, and (iii) has timely and properly executed and delivered a Participation Agreement (as defined in the Severance Plan) to the Company (the “Covered Employee”) in the event a Covered Employee’s termination of employment by the Company without Cause or a Covered Employee resigns for Good Reason (each as defined in the Severance Plan); provided, that, in either case, such termination is not due to the Covered Employee’s death or disability (the “Covered Termination”). In the event of a Covered Termination, the Covered Employee will be eligible for: (a) cash severance in an amount equal to the Covered Employee’s base salary for the number of months in the Covered Employee’s Participation Agreement; (b) a prorated annual bonus of the Covered Employee’s target bonus (if any), for the year in which the Covered Termination occurs; and (c) applicable COBRA premiums for coverage following the date of the Covered Termination for the Standard Severance Period (as defined in the Severance Plan) (collectively, the “Severance Benefits”). If a Covered Termination occurs within a 12- month period of a Change in Control then the severance benefits to which each Covered Employee is eligible to receive will be enhanced as set forth in the applicable Participation Agreement, and each Covered Employee’s then-outstanding equity awards which are subject to time-based vesting will accelerate and vest as provided in the applicable Participation Agreement. The Covered Employee must execute a release of claims, which must become effective within 60 days following the Covered Termination to be eligible for Severance Benefits. The Severance Plan contains certain covenants regarding confidential information and non-disparagement.

The foregoing description of the Severance Plan is not intended be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ THOMAS REILLY
Thomas Reilly
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: December 21, 2021